EXHIBIT 21.1
SEITEL, INC.

LIST OF SUBSIDIARIES OF THE REGISTRANT

	NAME OF SUBSIDIARY	INCORPORATED IN	100% OWNED BY
*	Datatel, Inc.	Delaware	Seitel Data Corp.
*	DDD Energy, Inc.	Delaware	Seitel, Inc.
*	N360X, L.L.C.	Texas	Seitel Management, Inc.
	Seitel Canada Ltd. (formerly known as Olympic Seismic Ltd.)	Alberta, Canada	Seitel Canada Holdings, Inc.
	Seitel, LLC	Delaware	Seitel, Inc.
	Seitel Canada Holdings, Inc.	Delaware	Seitel, Inc.
	Seitel Data Corp.	Delaware	Seitel, Inc.
	Seitel Data, Ltd.	Texas LP	99%-Seitel Data Corp. (LP),
1%-Seitel Delaware, Inc. (GP)
	Seitel Data Processing, Inc.	Delaware	Seitel, Inc.
	Seitel Delaware, Inc.	Delaware	Seitel, Inc.
	Seitel IP Holdings, LLC	Delaware	50%-Seitel Solutions, Ltd.,
50%-Seitel Canada Ltd.
	Seitel Management, Inc.	Delaware	Seitel, Inc.
	Seitel Offshore Corp.	Delaware	Seitel Data Corp.
	Seitel Solutions, Inc.	Delaware	Seitel, Inc.
	Seitel Solutions, LLC	Delaware	Seitel Solutions, Inc.
	Seitel Solutions, Ltd.	Texas LP	99%-Seitel Solutions, LLC (LP),
1%-Seitel Solutions, Inc. (GP)
	Seitel Solutions Holdings, LLC	Delaware	Seitel Solutions, LLC
	SI Holdings, G.P.	Delaware	90%-Seitel Solutions, LLC,
10%-Seitel Solutions, Inc.
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*	Dormant